UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (January 29, 2016) February 2, 2016

Brushy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-1554970	45-5634053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300E. Sonterra Blvd, Suite 1220 San Antonio, Texas		78248
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (210) 999-5400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 4.01    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On January 29, 2016 Marcum LLP (“Marcum“) of New York, New York accepted Brushy Resource’s Inc.’s (the “Company”) engagement to be its independent registered public accounting firm, effective immediately.  Our Board of Directors’ Audit Committee approved the engagement. In connection with the engagement of Marcum, the Board of Directors’s Audit Committee also approved the dismissal of Akin Doherty Klein & Feuge, P.C. (“ADKF”) as the Company's independent registered public accounting firm, effective immediately.

ADKF was engaged on May 8, 2015 and did not issue any audit reports relating to the Company.  Thus, ADKF has not had an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

ADKF was engaged on May 8, 2015 and did not issue any audit reports relating to the Company. Thus, during the Company’s two most recent fiscal years and any subsequent interim period preceding such resignation, declination or dismissal there were any disagreements with ADKF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of ADKF, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During the two fiscal years ended December 31, 2014 and through the subsequent interim period preceding the engagement of Marcum, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except that ADKF advised the Company of the following material weakness in its internal controls necessary to develop reliable financial statements:

1)
During the preparation of our condensed consolidated financial statements for the quarter ended September 30, 2014, we identified that our processes and procedures for the computation of deferred income taxes and stock option expenses were not effective. This control deficiency would have resulted in a material error in our condensed consolidated financial statements for the three months ended September 30, 2014.  Accordingly, management has concluded this deficiency in internal control over financial reporting constituted a material weakness;

2)
While preparing our annual report for the year ending December 31, 2014, we identified an additional material weakness in the preparation of the reserve report for December 31, 2014. Specifically, an impairment of our reserves relates to the adoption of our development plan for our undeveloped oil and gas reserves which, for the purpose of booking such undeveloped reserves, must show that such reserves are scheduled to be drilled within five years under SEC Regulation S-X Rule 4-10(a)(31)(ii). We identified the impairment amount at $4,428,378 which has a material impact on our financial statements. This impairment is connected with the impact of lower oil and gas prices in the amount of capital available for the development plan;

3)
On September 15, 2014, the Company's Chief Financial Officer informed the Company he was resigning, effective immediately. The open Chief Financial Officer position led to an insufficient number of experienced personnel to provide reasonable assurance that transactions are being recorded as necessary to ensure timely preparation of financial statements in accordance with GAAP, including the preparation of these interim financial statements. Management is in the process of evaluating various remedial actions relating to this material weakness, including hiring a new Chief Financial Officer. In the interim, management has hired a national accounting firm to serve as a technical resource during the financial statement close process and as needed until a qualified Chief Financial Officer is hired; and

4)
While preparing our Form 10-Q report for the quarterly period ending September 30, 2015 we discovered an error in computation of impairment regarding the Oklahoma properties for the quarterly period ended June 30, 2015.  Specifically, the impairment calculation included in the Company’s financial statements for period ended June 30, 2015 did not take into account previously recorded impairment on the Oklahoma properties resulting in improper recording of $1,350,000 in impairment.  The changes in the impairment resulted in a non-cash reduction of loss to the financial statements.

During the Company’s two most recent fiscal years ended December 31, 2014 and through the subsequent interim period preceding Marcum’s engagement, the Company did not consult with Marcum on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s financial statements, and Marcum did not provide either a written report or oral advise to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided ADKF  a copy of the disclosures in this Form 8-K and has requested that ADKF furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein.  A copy of the letter dated January 29, 2016 is filed as Exhibit 16.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brushy Resources, Inc.

Date:  February 2, 2016                                                        /s/ Michael Pawelek
Michael Pawelek
Chief Executive Officer

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.          Description

16.1                      Letter from Akin Doherty Klein & Feuge, P.C. to the Securities and Exchange Commission dated January 29, 2016.